EXHIBIT 10.4


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


In re                                     )        Chapter 11
                                          )
INTEGRATED HEALTH SERVICES,               )        Case No. 00-389 (MFW)
INC., et at.,                             )
                                          )
                             Debtors.     )        Jointly Administered


         ORDER UNDER 11 U.S.C.ss.ss.105, 363, 365 AND 1146 AND FED. R. BANKR.
         P. 6004, 6006 AND 9019: (i) APPROVING SETTLEMENT AGREEMENT
         WITH SENIOR HOUSING PROPERTIES TRUST AND CERTAIN RELATED
         ENTITIES; (ii) AUTHORIZING THE SALE TO SENIOR HOUSING
         PROPERTIES TRUST AND CERTAIN RELATED ENTITIES OF RIGHTS
         AND INTERESTS IN AND TO CERTAIN REAL AND PERSONAL
         PROPERTY FREE AND CLEAR OF ALL LIENS, CLAIMS,
         ENCUMBRANCES, AND INTERESTS; (iii) AUTHORIZING THE
         ASSUMPTION AND ASSIGNMENT OF CERTAIN EXECUTORY
         CONTRACTS AND UNEXPIRED LEASES; (iv) DETERMINING THAT
         SUCH TRANSFERS ARE EXEMPT FROM ANY STAMP, TRANSFER,
         RECORDING, OR SIMILAR TAX; AND (v) GRANTING RELATED RELIEF, INCLUDING. A PROHIBITION OF RECOURSE

         Upon the motion, dated April 12, 2000 (the "Settlement Motion"), of Integrated Health Services, Inc. ("IHS"), and certain of its direct and indirect subsidiaries which are also debtors and debtors-in-possession in the above-captioned cases (collectively, the "IHS Debtors")1 for an order under 11 U.S.C. ss.ss. 105, 363, 365 and 1146 and Bankruptcy Rules 6004, 6006, and 9019;
(i) approving a Settlement Agreement,2 together with all appendices and exhibits, between the

----------------
         1 Other than IHS, the IHS Debtors are: ECA Holdings, Inc., Community Care of Nebraska, Inc., W.S.T. Care, Inc., Quality Care of Lyons, Inc., Marietta/SCC, Inc., Glenwood/SCC, Inc., Dublin/SCC, Inc., College Park/SCC, Inc., IHS Acquisition No, 108, Inc., IHS Acquisition No. 112, Inc., IHS Acquisition No. 113, Inc., IHS Acquisition No. 135, Inc., IHS Acquisition No. 148, Inc., IHS Acquisition No. 152, Inc., IHS Acquisition No. 153, IHS Acquisition No. 154, Inc., IHS Acquisition No. 155, Inc., IHS Acquisition No.
175, Inc., Integrated Health Services at Grandview Care Center, Inc., ECA Properties, Inc., CCA of Midwest, Inc., and Quality Care of Columbus, Inc.

         2 All capitalized terms not otherwise defined herein shall have the meaning assigned in the Settlement Agreement.

IHS Debtors and Senior Housing Properties Trust and certain of its related entities (collectively, the "SNH Entities"), dated April 11, 2000 as amended by that certain Amendment to Settlement Agreement, dated as of June ___, 2000 (the "Settlement Agreement"); (ii) authorizing the sale of certain assets free and clear of all liens, claims, encumbrances, and interests; (iii) authorizing the assumption and assignment of certain executory contracts and unexpired leases;
(iv) determining that such sale is exempt from any stamp, transfer, recording, or similar tax; and (v) granting related relief, including a prohibition against recourse and the IHS Debtors having entered into a certain Stipulation Among Debtors, SNH Entities and the United States Department of Health and Human Services Regarding Treatment of Medicare Provider Agreements Pertaining to Certain "Transfer Facilities" and Order Thereon (the "U.S. Stipulation"); and the Court having considered the Settlement Motion and the U.S. Stipulation; and upon the record in these cases; and after due deliberation thereon; and good and sufficient cause appearing therefor; it is hereby

         FOUND THAT:3

         A. This Court has jurisdiction over the Settlement Motion and the U.S. Stipulation pursuant to 28 U.S.C. ss.ss.157 and 1334. Venue is proper pursuant to 28 U.S.C.ss.ss.1408 and 1409. This is a core proceeding under 28 U.S.C.ss.157(b)(2)(A), (M) (N) and (O). The statutory predicates for the relief sought herein are 11 U.S.C.ss.ss. 105(a), 363, 365 and 1146(c) and Fed. R, Bankr. P. 6004, 6006, and 9019.


         B. Due and proper notice of the Settlement Motion, the objection date and the hearing thereon has been given to: (i) counsel to the Official Committee of Unsecured

-------------
         3 Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as finds of act when appropriate. See Bankruptcy Rule 7052.

         Creditors appointed in these cases; (ii) counsel for the IHS Debtors' prepetition lender; (iii) counsel for the IHS Debtors' postpetition lenders; (iv) counsel for certain major holders of the IHS Debtors' subordinated indebtedness; (v) the office of the United States Trustee;
         (vi) all persons who have filed a notice of appearance and request for service of papers in these cases pursuant to Bankruptcy Rule 2002; (vi) all governmental units, including taxing, regulatory agencies and Third Party Payors, that have dealings with the IHS Debtors' facilities affected by this motion; (viii) all persons on the mailing matrix for these cases whose address is in one of the states in which IHS Debtors' facilities affected by this motion are located; and (ix) all persons who have litigation pending against the IHS Debtors or have threatened litigation against the IHS Debtors relating to any of the facilities affected by this motion; and notice has been posted at each of the IHS Debtors' facilities affected by the Settlement Agreement and published in newspapers as follows: USA Today, The News Journal, Omaha World Herald, The Des Moines Register, The Denver Post, The Atlanta Journal-Constitution, The Boston Globe, The Wichita Eagle, The St.
         Louis Post Dispatch, KC Star, The Wyoming Tribune-Eagle and The Hartford Courant. The IHS Debtors have also served Notice of Filing of the U. S. Stipulation and of Debtors' Supplemental Submission: (A) in support of Motion for Order inter alia, approving Settlement Agreement with Senior Housing Properties Trust and Related Entities; and (B) in Response to Objection filed by Richard Wolfe, individually and on behalf of Buchanan/SCC, Inc. on those persons in categories (i) through
         (vi) above.  No other or further notice is required.

         C. In response to the Settlement Motion and notice thereof, the IHS Debtors received certain objections to the relief sought in the Settlement Motion: each of which has either been overruled, withdrawn or settled.

         D. A reasonable opportunity to object or be heard regarding the relief requested in the Settlement Motion has been afforded to all interested persons and governmental units, the Court having conducted hearings on the Settlement Motion on May 2, 2000 and July 7, 2000.

         E. The IHS Debtors have: (i) full corporate power and authority to execute the Settlement Agreement and all other documents contemplated thereby; and (ii) all the corporate power and authority necessary to consummate the transactions contemplated by the Settlement Agreement; no consent or approval, other than this Order is required for the IHS Debtors to consummate such transactions.

         F. The IHS Debtors have exercised sound business judgment in deciding to proceed with those matters provided in the Settlement Agreement and the U.S. Stipulation, including without limitation the IHS Debtors' transfer to the SNH Entities of all the IHS Debtors' rights, title and interests in the Transfer Facilities and the Aurora Parcel, the assumptions and assignments (the "Contract Assignments") of the Assigned Contracts provided therein, the execution and delivery of the New Pennsylvania Lease, New Pennsylvania Guaranty and the Management and Servicing Agreement, the payments to be made to the SNH Entities in lieu of rent or use and occupancy for periods after the petition date, the payment of rent from January 1, 2000 pursuant to the New Pennsylvania Lease, the sale of personal property located at the Transfer Facilities to the extent provided therein, and the exchange of mutual releases.

         G. The transfers of assets and properties of the IHS Debtors' (the "Asset Transfers"), including, the Transfer Facilities, Aurora Parcel, the Contract Assignments and the sale of personal property located at the Transfer Facilities to the extent provided in the Settlement Agreement (the "Transferred Assets"), are transfers pursuant to ss.1146(e) of the Code, and, accordingly, may not be taxed under any law imposing a stamp tax or similar tax.

         H. Approval of the Settlement Agreement and consummation of the transactions provided therein at this time are in the best interests of the IHS Debtors, their creditors, and their estates.

         I. Pursuant to ss.363(b) of the Bankruptcy Code, the IHS Debtors have articulated good and sufficient business justification for proceeding with those transactions provided for in the Settlement Agreement and the U.S. Stipulation.

         J. The IHS Debtors and the SNH Entities negotiated the Settlement Agreement in good faith, without collusion, and at arm's length. The SNH Entities are unrelated to the IHS Debtors and are good faith purchasers, under ss.363(m) of the Code and, as such, are entitled to the protections afforded thereby.

         K. All amounts, if any, to be paid by the IHS Debtors pursuant to the Settlement Agreement constitute administrative expenses under ss.ss.503
         (b) and 507 (a) (1) of the Code and are immediately payable if and when any IHS Debtors' obligations arise under the Settlement Agreement without further order of the Court.

         L. The value received by the IHS Debtors for the Transferred Assets is fair and reasonable.

         M. The IHS Debtors may sell the Transferred Assets free and clear of all liens, claims, encumbrances, rights of first refusal and other interests because each person with a security interest in the Transferred Assets has consented to, or is deemed to have consented to, the sale of such property, such interest is a lien and the price at which such property is sold is greater than the aggregate value of all liens on such property, or each person or governmental unit could be compelled in a legal or equitable proceeding to accept a money satisfaction of such interest, including, the acceptance of substitute collateral.

         N. The Asset Transfers pursuant to the Settlement Agreement: (a) are or will be legal, valid or effective transfers of property of the IHS Debtors' estates to the SNH Entities; and (b) except for Permitted Encumbrances and to the extent the SNH Entities have expressly agreed in the Settlement Agreement to discharge obligations under the Assigned Contracts arising prior to or after the Closing Date (the "Assumed Contract Obligations"), the Asset Transfers shall be free and clear of any and all liens, claims, interests, and encumbrances under ss.363(f) of the Code.

         O. Consummation of the Asset Transfers does not and will not subject the SNH Entities to any debts, liabilities, obligations, commitments, responsibilities or claims of any kind or nature whatsoever, whether known or unknown, contingent or otherwise, existing as of the date hereof or hereafter arising, of or against the IHS Debtors, any affiliate of the IHS Debtors, or any person by reason of such transfers and assignments under the laws of the United States, any state, territory or possession thereof or the District of Columbia applicable to such transactions, except that the SNH Entities shall be liable for payment only of the Assumed Contract Obligations.

         P. The IHS Debtors have good title to the Transferred Assets and, accordingly, the Asset Transfers to the SNH Entities will be legal, valid and effective transfers.

         Q. The SNH Entities do not constitute a successor to the IHS Debtors because:

                  1. Other than as explicitly set forth in the Settlement Agreement with respect to Permitted Encumbrances and Assumed Contract Obligations, the SNH Entities are not expressly or impliedly agreeing to assume any of the IHS Debtors' debts;


                  2. The transaction does not amount to a consolidation, merger or de facto merger of the IHS Debtors and the SNH Entities;

                  3. The SNH Entities are not merely a continuation of the IHS Debtors; and

                  4. The transaction is not being entered into fraudulently or in order to escape liability from the IHS Debtors' debts.

         R. The relief requested in the Settlement Motion is necessary and appropriate to assist the reorganization of the IHS Debtors' businesses and to prevent the deterioration of the IHS Debtors' assets, and is in the best interests of the IHS Debtors, their estates and their creditors.

         S. All of the provisions of this Order are nonseverable and mutually dependent.

         T. The SNH Entities have cured, or have provided adequate assurance that they will promptly cure, any default of any Assigned Contracts in accordance with the procedures hereunder, within the meaning of Code ss.365(b)(1)(A).

         U. The SNH Entities have provided compensation or adequate assurance of compensation to any party other than the IHS Debtors for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any Assigned Contract, within the meaning of ss.365(b)(1)(B) of the Code.

         V.  The  SNH  Entities  have  provided  adequate  assurance  of  future
         performance   of  the  Assigned   Contracts,   within  the  meaning  of
         ss.365(b)(1)(C) of the Code.

         W. The sale, conveyance and assignment of the Transferred Assets pursuant to the Settlement Agreement free and clear of liens, claims, encumbrances and interests, except for Permitted Encumbrances, as provided in the Settlement Agreement and in this Order is appropriate under the circumstances because: (a) such liens, claims, encumbrances and interests are subject to a bona fide dispute; (b) the holders of such liens, claims, encumbrances and interests, if any, have consented to such relief; or (c) such liens, claims, encumbrances and interests, if any, shall attach to the proceeds, if any, from the IHS Debtors' transfer of the particular asset or property to which such lien, claim, encumbrance or interest is now attached, subject to the same defenses or claims which the IHS Debtors may have with respect thereto, with the same priority, validity, force and effect that they now have against the Transferred Assets.

         X. The transactions contemplated by the Settlement Agreement are prerequisites to the IHS Debtors' ability to confirm and consummate a plan or plans of reorganization or liquidation. The Asset Transfers are sales in contemplation of a plan and, accordingly, are transfers pursuant to ss.1146 (c) of the Code, which shall not be taxed under any law imposing a stamp tax or similar tax.

                  IT IS THEREFORE ORDERED, ADJUDGED AND DECREED THAT:

         1. The Settlement Motion and the relief sought therein is granted in all respects and the terms and conditions of the Settlement Agreement, annexed to the Settlement Motion as Exhibit A and as amended to date, are approved.

         2. All objections to the Settlement Motion or the relief requested therein that have not been withdrawn, waived or settled, and all reservations of rights included therein, are overruled on the merits.

         3. The terms and conditions and transactions contemplated by the Settlement Agreement are hereby approved in all respects, and the Asset Transfers are hereby approved in all respects and authorized and directed under ss.363 (b) of the Code.

         4. The IHS Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Settlement Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Settlement Agreement, and to take all further actions as may reasonably be requested by the SNH Entities for the purpose of assigning, transferring, granting, conveying and conferring to the SNH Entities, or reducing to possession all of the Transferred Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Settlement Agreement.

         5. Pursuant to ss.ss.105(a) and 363(f) of the Code, upon the closing under the Settlement Agreement, the SNH Entities shall acquire all right, title and interest in and to the Transferred Assets, free and clear of: (a) all mortgages, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, restrictions, constructive or resulting trusts, rights of first refusal, or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership (collectively, "Interests"); and (b) all debts, claims (as that term is defined in the Code), Pre-Effective Time Obligations, obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, arising prior to the Closing, whether before or after the commencement of these cases, and whether imposed by agreement, understanding, law, equity or otherwise, arising in any way in connection with any acts, or failures to act, of the IHS Debtors or the IHS Debtors' predecessors or affiliates (collectively, the "Claims"), except for such Interests and Claims as are Permitted Encumbrances as defined in the Settlement Agreement, with all such Interests and Claims released, terminated and discharged as to the Transferred Assets, which Interests and Claims shall attach to the net proceeds, if any, received by the IHS Debtors for the particular Transferred Asset to which such Interests or Claims now attach, with the same priority, validity, force and effect which such Interests or Claims now have as against the Transferred Assets.

         6. Except with respect to Permitted Encumbrances, all persons and governmental units holding Interests or Claims against the IHS Debtors arising before the Closing, or out of events occurring before the Closing, of any kind and nature with respect to the Transferred Assets conveyed hereby are barred from asserting such Interests and Claims of any kind and nature against the SNH Entities, their successors or assigns, or the Transferred Assets.

         7. Payments which are received by the IHS Debtors from Third Party Payors for services rendered by the Transfer Facilities from and after the Closing, shall, in accordance with the Management and Servicing Agreement, be received by the IHS Debtors and delivered by the IHS Debtors to the SNH Entities, and shall not be subject to claims against, or obligations or liabilities of ally of the IHS Debtors, but shall be subject to rights of setoff in favor of the IHS Debtors to the extent expressly provided in the Management and Servicing Agreement.


         8. To the greatest extent allowed by applicable law, except for Permitted Encumbrances and Assumed Contract Obligations: (a) the SNH Entities are not assuming nor shall they in any way whatsoever be liable or responsible, under any theory of law or equity, as successor or otherwise, for any liabilities, debts or obligations of the IHS Debtors or any liabilities, debts or obligations in any way whatsoever relating to or arising from the IHS Debtors' operations or use of the Transferred Assets or from the Transferred Assets prior to the consummation of the transactions contemplated by the Settlement Agreement; and (b) except as expressly provided in the Management and Servicing Agreement, the consummation of the Asset Transfers shall not subject the SNH Entities to any Claims against, or liabilities or obligations of, the IHS Debtors arising as of the date of this Order or hereafter by reason of such Asset Transfers, under the laws of the United States, any state, territory or possession thereof or the District of Columbia, applicable to such Asset Transfers.

         9. Except for Permitted Encumbrances and Assumed Contract Obligations, no person or governmental unit, including, without limitation, any federal, state or local governmental agency, department or instrumentality, shall assert by suit or otherwise against the SNH Entities or their successors in interest any Claim that they had, have or may have against the IHS Debtors, or any liability, debt or obligation relating to the IHS Debtors' operations or use of the Transferred Assets or from the Transferred Assets prior to the Closing, and all persons and entities are hereby enjoined from asserting against the SNH Entities in any way any such Claims, liabilities, debts or obligations.

         10. The transfers of the Transferred Assets pursuant to the Settlement Agreement are transfers pursuant to ss.1146(c) of the Code, and, accordingly, may not be taxed under any law imposing a stamp tax or similar tax.

         11. As of the Closing in accordance with the Settlement Agreement, all of the IHS Debtors' interests in the Transferred Assets will be transferred to and vested in the SNH Entities. Subject to the fulfillment of the terms and conditions of the Settlement Agreement, as of the Closing, this Order will be considered and constitute for all purposes a full and complete general quitclaim assignment, conveyance and transfer of the Transferred Assets and/or a quitclaim deed transferring the IHS Debtors' title and interest in the Transferred Assets to the SNH Entities. All governmental recording offices and all other parties, persons or governmental units are hereby authorized anal directed to accept this Order as such a quitclaim assignment and/or quitclaim deed, and, if necessary, this Order will be accepted for recordation on or after the Closing, as conclusive evidence of the transfer of title to the Transferred Assets conveyed to SNH Entities at the Closing. All Interests or Claims of record as of or prior to the Closing, except for the Permitted Encumbrances, will be forthwith removed and stricken as against the Transferred Assets.

         12. No bulk sales law or any similar law of any state or other jurisdiction will apply in any way to the IHS Debtors' sale of the Transferred Assets to the SNH Entities.

         13. From and after the Closing, each of the IHS Debtors' creditors is directed to execute such documents and take all other actions as may be necessary to release its Interests on or Claims against the Transferred Assets, as such Interests or Claims, if any, may have been recorded or may otherwise exist.

         14. This Order: (a) is and shall be effective as a determination that, as of the Closing, all Interests or Claims existing as to the Transferred Assets before the Closing have been unconditionally released, discharged and eliminated (with such interests to attach to the net proceeds received by the IHS Debtors, if any, from the transfer of the particular Transferred Assets to which such Interest is presently attached), and that the conveyance of the Transferred Assets hereof has been effected; and (b) is and shall be binding upon and govern the acts of all persons and governmental units including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of federal, state and local officials , and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register otherwise record or release any documents or instruments, or who maybe required to report or insure any title or state of title in or to any of the Transferred Assets.

         15. All individuals or entities who are presently, or as of the Closing may be, in possession of some or all of the Transferred Assets are hereby directed to surrender possession of said Transferred Assets to the SNH Entities at or prior to the Closing.

         16. If any person that has filed financing statements or other documents or agreements evidencing Interests on or in the Transferred Assets shall not have delivered to the IHS Debtors before the Closing, in form proper for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests or other interests that the person or entity has with respect to the Transferred Assets, the SNH Entities are hereby authorized to execute and tile such statements, instruments, releases and other documents on behalf of the person with respect to the Transferred Assets.

         17. Nothing contained in any chapter 11 plan confirmed in these cases or the order of confirmation confirming any such chapter 11 plan or any other order entered in these cases shall conflict with or derogate from the provisions of the Settlement Agreement or the terms of this Order.

         18. The Settlement Agreement and the transactions contemplated thereby shall be binding upon, and not subject to rejection or avoidance by, the IHS Debtors or any chapter 7 or chapter 11 trustee of the IHS Debtors and their respective estates.

         19. The Settlement Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement is not material.

         20. The SNH Entities are good-faith purchasers, entitled to the protections ofss.363(m) of the Code in the event that this Order is revised or modified on appeal; provided, however, that nothing herein shall be construed to release, waive, or otherwise modify claims the IHS Debtors or the SNH Entities may have against each other relating to transactions or occurrences to be consummated under the Settlement Agreement, which are fully preserved.

         21. The consideration provided by the SNH Entities for the Transferred Assets pursuant to the Settlement Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Code or under the laws of the United States, any state, territory, possession or the District of Columbia.

         22: The Asset Transfers are fair and reasonable and may not be avoided under ss.363(n) of the Bankruptcy Code.

         23. Nothing in this Order or the Settlement Agreement shall be construed as releasing or relieving any entity from any environmental liability to a government entity as the owner or operator of property that that entity owns or operates after the date of entry of this Order.

         24. The failure specifically to include any particular provision of the Settlement Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Settlement Agreement be authorized and approved in its entirety.

         25. The U. S. Stipulation is hereby approved and the IHS Debtors are authorized to perform under, consummate and implement the U.S. Stipulation in accordance with its terms.

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

         26. As provided by Bankruptcy Rule 7062, this Order shall be effective and enforceable immediately upon entry. This Order shall not be subject to the 10 day stay arising under Bankruptcy Rules 6004 (g) and 6006 (d), and the parties to the Settlement Agreement may accordingly proceed immediately to Closing.

         27. This Court shall retain jurisdiction to decide and resolve any disputes arising between the SNH Entities, the IHS Debtors or any other person or entity with respect to the Settlement Agreement or any of the Settlement Documents or this Order.

         28. The Settlement Agreement and this Order shall be without prejudice to any claims of the creditors of the IHS Debtors or any claims of the IHS Debtors for an allocation of benefits conferred or burdens incurred as a result of the transactions to be effected under the Settlement Agreement.

Dated:   Wilmington, Delaware

         July 7, 2000




                               /s/ Mary F. Walrath
                               UNITED STATES BANKRUPTCY JUDGE



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